As filed with the Securities and Exchange Commission on June 14, 2002
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              P&F INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)


                   Delaware                                25-1657413
        ---------------------------------           ----------------------
          (State or other jurisdiction                 (I.R.S. Employer
        of incorporation or organization)           Identification Number)

                                300 Smith Street
                           Farmingdale, New York 11735
                           ---------------------------
          (Address, including zip code, of principal executive offices)

                      P&F Industries, Inc. 2002 Stock Incentive Plan
                            (Full title of the plan)

                              Joseph A. Molino, Jr.
                   Vice President and Chief Financial Officer
                              P&F Industries, Inc.
                                300 Smith Street
                           Farmingdale, New York 11735
                                 (631) 694-1800
                      ------------------------------------
            (Name, address (including zip code) and telephone number
                  (including area code) of agent for service)

                              ---------------------
                                    COPY TO:
                               Neil Novikoff, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                      Proposed
                                      Proposed        maximum
  Title of                             maximum        aggregate      Amount of
securites to        Amount to be    offering price    offering      registration
be registered      registered (1)   per share (2)     price (2)         fee
--------------------------------------------------------------------------------
Class A Common
Stock, $1.00 par
value per share      1,100,000          $7.30        $8,030,000        $738.76
--------------------------------------------------------------------------------

(1) This Registration Statement covers 1,100,000 shares authorized to be issued under the P&F Industries, Inc. 2002 Stock Incentive Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of high and low prices reported on the NASDAQ National Market on June 11, 2002.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by P&F Industries, Inc. (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed pursuant to the Exchange Act.

          (c) The Company's Current Report on Form 8-K, filed on May 17, 2002 pursuant to the Exchange Act.

          (d) The description of the Class A Common Stock of the Company, par value $1.00 per share (the "Common Stock"), registered on Form 8-A, dated April 6, 1987, filed pursuant to Section 12 of the Exchange Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement,

Neil Novikoff, a non-employee director of the Company, is a partner with the law firm of Willkie Farr & Gallagher.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreement, vote or otherwise.

     ARTICLE VII of the Company's By-Laws (the "By-Laws") provides that the Company shall indemnify, upon a determination that such indemnification is proper, each person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Section 145 of the DGCL. Indemnification shall be made by the Company upon a determination that indemnification is proper in the circumstances because the applicable standard of ARTICLE VII of the By-Laws has been met. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     The indemnification provided by the By-Laws shall not limit the Company from providing any other indemnification or advancement of expenses permitted by law nor shall it be deemed exclusive to any rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity, and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Company maintains officers' and directors' liability insurance for the benefit of its officers and directors.

     The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and ARTICLE VII of the Company's By-Laws.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable

Item 8. EXHIBITS

Exhibit No.
----------

   5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares of Common Stock to be originally issued.

   23.1        Consent of BDO Seidman, LLP.

   23.2        Consent of Willkie Farr & Gallagher (included in Exhibit 5).

   24          Power of Attorney (Reference is made to the signature page).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Farmingdale, State of New York, on the 14th day of June, 2002.

                                        P&F INDUSTRIES, INC.


                                        By:  /s/ Richard A. Horowitz
                                             ---------------------------
                                             Richard A. Horowitz
                                             Chairman of the Board
                                             and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Horowitz and Joseph A. Molino, Jr., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                        Title                      Date
           ---------                        -----                      ----



/s/ Richard A. Horowitz            Chairman of the Board and       June 14, 2002
-----------------------------      Chief Executive Officer
Richard A. Horowitz                (Principal Executive
                                   Officer)



/s/ Joseph A. Molino, Jr.          Vice President and Chief        June 14, 2002
-----------------------------      Financial Officer
Joseph A. Molino, Jr.              (Principal Financial and
                                   Accounting Officer)



/s/ Robert L. Dubofsky             Director                        June 13, 2002
-----------------------------
Robert L. Dubofsky



/s/ Ann I. Goldberg                Director                        June 14, 2002
-----------------------------
Ann I. Goldberg

/s/ Sidney Horowitz                Director                        June 14, 2002
-----------------------------
Sidney Horowitz



/s/ Arthur Hug, Jr.                Director                        June 14, 2002
-----------------------------
Arthur Hug, Jr.



/s/ Dennis Kalick                  Director                        June 14, 2002
-----------------------------
Dennis Kalick



/s/ Neil Novikoff                  Director                        June 14, 2002
-----------------------------
Neil Novikoff



                                   Director                        June   , 2002
-----------------------------
Robert M. Steinberg



/s/ Marc A. Utay                   Director                        June 13, 2002
-----------------------------
Marc A. Utay

                                  EXHIBIT INDEX

     Exhibit No.                              Description
---------------------  ---------------------------------------------------------

          5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares to be originally issued.

        23.1           Consent of BDO Seidman, LLP.

        23.2           Consent of Willkie Farr & Gallagher (contained in Exhibit
                       5).

         24 Power of Attorney (reference is made to the signature page).